Exhibit 99.1

To Our Stockholders,

Fiscal year 2014 was a year of strong results and solid growth for Broadridge, and one in which we continued to build on our position as a leading provider of investor communications and technology-driven solutions for companies across the financial services industry as well as corporate issuers. Most importantly, our execution in fiscal year 2014 has placed us in a better position than ever for continued strong performance.

Driven by our unique mix of industry leading, highly engaged talent, insight, and innovative technology, we are adding real value to our clients’ businesses by helping them achieve operational excellence, and are increasingly viewed as a partner that can help companies solve their business challenges and realize new growth potential. We continued to execute against our long-term strategy and exceeded the earnings guidance we provided at the beginning of the fiscal year. Fiscal year 2014 was another successful step on our journey to deliver strong and sustainable shareholder returns.

Since the financial crisis, we have focused on reducing our reliance on market-based activity to drive our performance, and we exited fiscal year 2014 with a strong plan that strikes the right balance between earnings growth and an appropriate level of investment for the future.

Fiscal Year 2014 Results

Let’s begin with a review of our financial performance.

We again generated record results in fiscal year 2014, which were achieved through strong execution across both of our business segments. We continued to focus on those things we can control. I have told you in the past that our goal is to position ourselves to deliver solid performance across the normal volatility seen in the market. This discipline enabled Broadridge to generate Non-GAAP diluted earnings per share growth of 20% to $2.25 and GAAP diluted earnings per share growth of 25% to $2.12 in fiscal year 2014.

Our recurring fee revenues, a primary focus of our growth strategy, were up 9% to $1.6 billion, ahead of our expectations for the fiscal year, while total revenues increased 5% to $2.6 billion.

The main drivers of our revenue growth were Net New Business (which we define as recurring revenue closed sales, less revenue from recurring revenue client losses), as well as the contribution made by market conditions that were slightly favorable compared to a year ago. Net New Business is now the leading driver of recurring revenue growth for Broadridge, and we expect this to continue into fiscal year 2015 and beyond. Our performance in fiscal year 2014 demonstrates our meaningful progress against our strategic goals.

Our Non-GAAP pre-tax margins expanded to 16%, while on the bottom line we delivered Non-GAAP net earnings of $279 million, up 18% from the levels we achieved last year. The result was another year of record earnings performance.

This is very strong performance, particularly because it was achieved in a year when we also made significant investments in the business that will position us for continued success. During fiscal year 2014, we invested a total of $34 million, more than originally planned. These investments were primarily in initiatives to leverage three major trends that are affecting our industry and the needs of our clients: the digital transformation of communications, the mutualization of costs and capabilities, and Big Data. I’ll discuss these trends, and what we’re doing to take advantage of them, more fully later in this letter.

We had another year of record performance in recurring revenue closed sales, which increased 5% to $127 million. Our outstanding sales execution was capped by the closing of a large sale with Fidelity Investments, and the announcement of another significant closed sale with a global bank early in fiscal year 2015. Once again, our portfolio of Emerging and Acquired products and solutions (which are products we have internally developed or added through acquisitions and partnerships since becoming an independent company) was a strong contributor to our recurring revenue closed sales performance, demonstrating the value of the new and unique offerings we are bringing to market.

Our success during the year was more than financial, as we announced a number of strategic accomplishments aligned with our long-term growth goals. They included the completion of two strategic tuck-in acquisitions, the meaningful investments we made in the business I described above, and the introduction of new solutions to address our clients’ evolving needs. Our expanding portfolio of solutions provides us with more ways to achieve our growth goals going forward, consistently increase our sales pipeline, and reduce our dependence on market-based activity.

We delivered excellent financial performance in fiscal year 2014; record results due to strong execution across the business that have enabled Broadridge to generate total shareholder return of 60% and 23% in the one- and three-year periods ended June 30, 2014, respectively. This performance is comparable to the top quartile of companies in the S&P 500 over these periods.

Our fiscal year 2014 results enabled us to create our strongest plan ever as we enter fiscal year 2015. We are driven by our focus on Net New Business, and the continued successful integration of our acquisitions, as well as further productivity improvements. We continue to anticipate solid growth with less reliance on market-based activities, and our plan includes higher levels of investment in our future growth. As a result, we enter the year as confident as ever in our ability to achieve our stated goals.

Business and Strategy

The financial services industry continues to get more complex. Our clients are faced with massive regulatory compliance challenges, increased competition, rising costs, pressure to transform operations, and shifts in how their customers want to receive communications. Against these headwinds they must continue to evolve their products and services to retain their customers in an ever-changing digital world, while at the same time seeking to grow their businesses and enhance their profitability. Our clients’ goals include freeing-up resources, capital and talent to be used more productively in the pursuit of growth. Our objective is to help our clients achieve their goals, by putting our solutions to work and providing insights and ideas that will help drive their businesses forward.

As a direct result of our decades of experience solving critical business problems through innovative, technology-driven solutions for financial institutions and corporate issuers, Broadridge has earned our clients’ confidence in our ability to think proactively and act innovatively, while delivering the scale, reliability and functionality that they have come to expect from us. We continue to position ourselves at the center of the transformation our clients are facing, investing to ensure that we have a broad suite of products and services that look well beyond the next quarter or year to address their ever-evolving needs, and to do so with the industry’s best people leading the way.

As I mentioned earlier, we remain committed to investing in the three trends that we see as being truly disruptive and transformational to our clients: the digital transformation of communications, the mutualization of costs and capabilities, and Big Data. Working hand-in-glove with our clients every day, we understand their needs and are continuously developing the products and services they require to meet their business goals. Our growth will come not from a single product set, but from providing a suite of solutions that our clients can leverage according to their needs, ensuring that we remain relevant for years to come.

In considering our strategy, it is important to understand the main drivers of our revenue growth. Providing backbone support to Wall Street never goes away, and we have continued to build unique, company-specific initiatives to drive additional revenue generating opportunities.

I mentioned in my review of our financial performance that increasing the revenue generated from our Emerging and Acquired products and Net New Business is a primary focus of ours. As we continue to develop products and services that address our clients’ needs, such as tax services, new recurring business driven by these solutions continues to increase. We also seek to acquire businesses to further enhance our capabilities in targeted areas, and our strategic tuck-in acquisitions contributed recurring fee revenues of approximately $220 million and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $75 million during fiscal year 2014. Combined with our solid sales execution, these revenue drivers will help to propel our future growth.

Our other primary revenue drivers are market-based activities: stock record growth, event-driven activity, and trading volume and related support activities, and are generally outside of our control. These drivers are influenced by the dynamics of the financial markets, and can unexpectedly affect our results either positively or negatively in the short term. That said, stock record growth for equity proxy and interim communications typically provides reliable growth. Outside of the fluctuations during the two years following the financial crisis, event-driven activity has been stable and almost always positive given historically strong mutual fund position growth. In addition, market-related trading and trading support activities, such as prospectus fulfillment, can fluctuate up or down with market volumes, but have generally grown over time. We therefore make conservative assumptions with respect to these drivers for planning purposes.

The best measure of our success to date with this approach has been the continued growth we’ve experienced in recurring fee revenues and the proportion of recurring revenue closed sales that come from our Emerging and Acquired products, which reached about 50% in fiscal year 2014. Furthermore, by continuing to grow our business in these areas, we become less and less reliant on market-based activity. Developing and acquiring solutions that enhance our stability and drive our growth has benefited us across the market cycles, and was critical in enabling Broadridge to manage through the financial crisis. We remain committed to this strategy going forward.

In short, we are well positioned with our technology, talent, brand and the trust of our clients to continue to take advantage of the growth opportunities that exist in the marketplace, and we are doing so in a way that is reducing the impact of market volatility on our business.

Digital Transformation

For over 50 years, we have supported our clients with innovative solutions that allow them to communicate with their shareholders and customers. We are an undisputed leader in investor communications, a position we’ve earned through a commitment to innovation and service. The digitization of investor communications, from proxy and regulatory documents to marketing materials and customer account statements, is a major transformational driver in our industry, and one where we remain at the forefront. By giving consumers more choice and flexibility in the way they interact with financial information, digitization can be an opportunity to build stronger relationships, and allows our clients to gather critical business intelligence, gain wallet share, grow assets and reduce costs.

Broadridge continues to lead the digitization charge. We have made substantial progress, particularly as it relates to corporate issuers and the proxy process, where we estimate that Broadridge’s efforts, together with those of our clients, saved corporate issuers approximately $1.5 billion during fiscal year 2014. Also during this fiscal year, the SEC approved proxy distribution fee changes and passed guidelines supporting the use by institutions of an Enhanced Broker Internet Platform (EBIP). EBIP is viewed as a means of utilizing technology to increase voter participation and streamline and enhance the proxy voting process. Our Investor Mailbox® is the leading example of an EBIP solution. It is being made available to customers of 22 brokerage firm clients, with an additional 11 firms in the process of implementation. When fully implemented, this group will represent nearly 50% of the U.S. beneficial retail accounts processed by Broadridge. We believe the industry’s use of innovative digital technologies such as Investor Mailbox will result in greater transparency, cost savings and higher retail investor participation in voting and the corporate governance process.

Fiscal year 2014 also saw the introduction of InletTM, in conjunction with our partners at Pitney Bowes Inc. Part of our FluentSM digital investor communications solution suite, Inlet is a digital document distribution solution that allows financial services companies to deliver documents to their customers through the online channels their customers already use. Over time, this product will play an important role in the continued adoption of paperless delivery solutions, decreased delivery costs, and enhanced customer loyalty. More importantly, however, it is a clear example of how, through our strategic investments, Broadridge is leveraging its experience and expertise to create the solutions that will lead the industry into the future and make sure we maintain our position as a leader.

Beyond our Fluent suite of solutions, I mentioned earlier that strategic tuck-in acquisitions continue to be a key aspect of our growth strategy. To that end, we further expanded our capabilities in digitization with our purchase of Emerald Connect, a leading provider of websites and related communications solutions for financial advisors. Combined with our existing Forefield suite of services, our comprehensive product offering will enable financial advisors to more efficiently achieve their growth objectives.

Mutualization of Costs and Capabilities

The global landscape for financial institutions is becoming significantly more competitive and complex, and our clients are increasingly looking for ways to focus their capital and assets on those aspects of their business that differentiate them and drive their ability to meet their growth goals. Leading firms are quickly discovering that they can better manage risk and achieve efficiency by sharing processing with other market participants, allowing for the mutualization of costs and capabilities. As firms turn to partners for support with undifferentiated but mission-critical functions, their activities and costs are being mutualized across multiple institutions.

Broadridge has been doing just that for decades, long before the term “cost mutualization” existed. We provide a constantly developing suite of products and solutions that support our clients’ critical support needs while allowing them to focus on their core business. The industry’s increased focus on this business trend has presented an opportunity to further strengthen our position as a trusted partner, utilizing our deep industry and technology expertise to support clients with our processing and technology-driven capabilities. Building on our long history of achievements, we further enhanced our leadership position and contributed tangible business value and growth for our clients.

The best evidence of the progress we are making in addressing the opportunity we see in this area is the company we keep. In fiscal year 2014, the success of our efforts was highlighted by the signing of a large transaction with Fidelity Investments to provide a full suite of ICS outsourcing solutions, including prospectus delivery, customer account statements, trade confirmations, and other transaction reporting solutions. This was followed in July 2014 by the signing of a significant transaction with a major global bank to provide business process outsourcing, investor communications, and other solutions across both of our business segments. Clearly, we are providing relevant solutions tailored to industry needs, and the market opportunity continues to grow.

In addition, in March we formed a global alliance with Lombard Risk Management to create a set of powerful collateral management offerings to address this industry need. These solutions leverage our significant presence in fixed income and equity trade processing and are designed to provide clients with new approaches to their changing collateral management needs as they look for new ways to create economic value. We built on this partnership with the launch of CollateralProTM, a comprehensive solution designed to help investment banks, asset management firms and service providers transform their collateral management functions to more effectively keep pace with changing industry regulations and collateral requirements.

Big Data

From investor communications to trade processing to mutual fund analytics, Broadridge’s business, at its core, is the effective, efficient and secure management of data. As a strategic partner for leading financial institutions and public companies around the world, our operating platforms handle more than two billion investor communications per year and millions of trades involving an average of over $5 trillion every day. We continue to look for opportunities to analyze and process this data in ways that create actionable business intelligence for our clients that allows them to gain transparency and insight into shareholder mindsets and behavior, enhance their regulatory compliance, increase their forecasting accuracy and create a more precise analysis process.

During the year we introduced Shareholder Data Services, an exciting new platform for our corporate issuer clients. By combining an analytics engine, a suite of custom targeted communications for reaching discrete segments of the shareholder base, and tools for assessing the result of targeted shareholder mailings, Shareholder Data Services allows corporate issuers to better prepare for and execute the proxy process. This service also allows corporate issuers to more effectively communicate with their shareholders outside of the proxy process.

Augmenting the data intelligence capabilities we provide through our Access Data business was a key factor behind the second of our strategic tuck-in acquisitions in fiscal year 2014. In my last letter I discussed our acquisition of Bonaire Software Solutions as another step in our strategy to build a leading suite of data-driven solutions designed to help our clients meet their operational goals. I am pleased to say that the integration of Bonaire has been extremely successful, the business is exceeding our expectations and we are planning to extend this capability to the capital markets segment, strengthening our reconciliation toolset with Bonaire’s data analytics capabilities.

Finally, one of the great examples of our ability to leverage the data we manage is the reporting we’ve published over the last year on the flow of long-term mutual fund and ETF assets through various advisor distribution channels. From a vantage point unique to Broadridge, we’ve provided insight into the distribution of more than $9.3 trillion in mutual fund and ETF assets across a majority of mutual fund distributors. We have spotted important trends in the process, such as the growing number of investors gravitating toward independent advice models. These insights help firms make strategic decisions about distribution, product development, and sales and marketing; and have resulted in Broadridge becoming a news media resource for this intelligence.

A Commitment to Strong Capital Stewardship

One of the hallmarks of Broadridge has always been its ability to generate strong free cash flows (which we define as cash provided by operating activity less capital expenditures and software purchases), and fiscal year 2014 was no different. Free cash flows for the year totaled $334 million, and we again demonstrated our commitment to delivering stockholder value through effective capital stewardship. As I have committed to you in the past, our priorities in this area are the following: the payment of a meaningful dividend, investing in our business both organically and through strategic tuck-in acquisitions that further enhance our position in the marketplace, and opportunistic repurchases of our stock. During the year we accomplished all of these goals.

First, the dividend. We have consistently raised our dividend since becoming a public company. After the end of fiscal year 2014, our Board increased it once again, this time by 29% to $1.08 per share, while at the same time raising our dividend payout ratio target to 45% of the prior year’s Non-GAAP net earnings amount. This increased commitment tangibly demonstrates our confidence in continuing to generate strong cash flows. In all, we have raised our dividend in each of the seven years that we have been a public company.

We also committed capital to drive our future growth, investing $34 million in organic growth initiatives and acquiring the two promising businesses I discussed earlier, Bonaire Software Solutions and Emerald Connect. Our organic investments will drive future sales opportunities as products are deployed and enter the marketplace, while the two transactions we completed represent model acquisitions for Broadridge: high-return, tuck-in deals with strong revenue and earnings growth potential that build out our presence in targeted growth areas.

Finally, we continued to opportunistically buy back our stock when cash balances grew beyond our needs. As part of this program, over the course of fiscal year 2014 these repurchases totaled 2.9 million shares at an average price of $38.89 per share. In total, we returned $208 million to our stockholders through a combination of $97 million in cash dividends and $111 million in share repurchases.

Our capital allocation strategy has not changed: a focus on the continued payment of a meaningful dividend and strategic tuck-in acquisitions, and the opportunistic repurchase of shares as appropriate.

Our Associates: The Foundation of the Service Profit Chain Growth Model

Broadridge’s combination of people, technology and insights, working together to drive operational excellence, makes us an industry leader and a preferred partner for financial institutions and corporate issuers worldwide. Our people are the cornerstone of our success, they earn our clients’ confidence every day and embody the same entrepreneurial spirit that has driven our culture since the beginning.

The Service Profit Chain provides the foundation to achieve our goals and objectives and is what drove our 98% client revenue retention rate in fiscal year 2014. Broadridge makes it a priority to invest in its 6,700+ associates located in 14 countries around the world. We recognize that it is because of their hard work and continued commitment that we are able to deliver outstanding results for our clients.

We remain dedicated to making Broadridge an employer of choice, providing our associates with an engaging environment in which they can work and grow, and their extraordinary talent enables us to be one of the top service providers in the industry. I am proud to report that based on employee engagement as well as workplace practices and policies, Broadridge has been named one of the Best Companies to Work for in New York State by the New York State Society for Human Resource Management each year since the program’s inception. We have also been recognized by the Great Place to Work® Institute as among the top workplaces in Canada for six consecutive years.

In addition, our commitment to leveraging diversity and fostering an inclusive work environment has been recognized for the second consecutive year, having achieved a perfect score of 100 in the Human Rights Campaign Foundation’s Corporate Equality Index 2014 and being named one of the “Best Places to Work for LGBT Equality.” This kind of environment enhances the firm’s creativity, productivity and ability to manage change well.

I’d like to acknowledge and thank our extraordinary associates. Their ongoing commitment allows us to deliver exceptional value to our clients and stockholders, and I am extremely proud and grateful for their continued contributions to our success. Without their effort and commitment we would not be where we are today, or positioned as well as we are for the future.

Our Journey Continues

Since becoming a public company in 2007, we have committed to a course for long-term success. To be candid, I for one could have lived without the financial crisis, but our hard work and execution since then has resulted in top quartile total shareholder return in the one- and three-year periods ended fiscal year 2014. We achieved another year of record operating results, and were able to generate meaningful value for our clients, stockholders and associates. I am very pleased with our performance. We executed strongly, further diversified our product and service offerings, and had another year of profitable growth. We delivered on our commitments and have entered fiscal year 2015 with significant momentum, well positioned to successfully execute our long-term strategy and create value.

Today and going forward, we have greater control over our growth. We will remain focused on increasing recurring revenue closed sales, the generation of Net New Business and the success of our Emerging and Acquired product portfolio. As a result of our efforts to date, we have more control than ever over our growth trajectory and a solid foundation on which to build. Our sales pipeline is robust and growing, and we expect to maintain our exceptional client revenue retention rate.

We will not sit back. We will continue to invest in those areas of the business that provide strategic growth opportunities, and these investments will accelerate our revenue growth as we develop and introduce new products and solutions to the marketplace. Our approach and execution provide us with multiple ways for Broadridge to drive results, and enable us to continue to execute on our clear strategy for growth. Through our disciplined investment in new emerging products, targeted acquisitions and capital stewardship, we have placed ourselves in a position to achieve strong and sustainable returns for our stockholders independent of normal market fluctuations, and this remains our long-term goal.

I’d like to take this opportunity to thank our associates, clients and stockholders for their ongoing support. Our confidence in the business remains higher than it has ever been, and Broadridge has never before been better positioned for this journey.

Rich Daly

President and Chief Executive Officer